  AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 12, 2017
REGISTRATION NO. 333-218473

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
(Amendment No. 1)

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

MABVAX THERAPEUTICS HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation or organization)

93-0987903
I.R.S. Employer Identification Number

11535 Sorrento Valley Road, Suite 400
San Diego, CA 92121
(858) 259-9405
 (Address, including zip code, and telephone number, including area code of registrant’s principal executive offices)

J. David Hansen
Chief Executive Officer
MabVax Therapeutics Holdings, Inc.
11535 Sorrento Valley Road, Suite 400
San Diego, CA 92121
(858) 259-9405
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

Harvey Kesner, Esq.
Sichenzia Ross Ference Kesner LLP
61 Broadway, 32nd Fl.
New York, NY 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:   ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plants, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.   ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.   ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

☐ Large accelerated filer	☐ Accelerated filer
☐ Non-accelerated filer	☒ Smaller reporting company
☒ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

Explanatory Note

MabVax Therapeutics Holdings, Inc. is hereby filing this Pre-Effective Amendment No. 1 to the Registration Statement on Form S-3 (Registration No. 333-218473), originally filed on June 2, 2017 (the “Registration Statement”), as an exhibit-only filing to file an opinion of Sichenzia Ross Ference Kesner LLP, filed herewith as Exhibit 5.1 (the “Opinion”). Accordingly, this Pre-Effective Amendment No. 1 consists only of the facing page, this explanatory note, Item 16 of Part II of the Registration Statement, the signature pages to the Registration Statement, and the Opinion filed herewith as Exhibit 5.1. The prospectus and the balance of Part II of the Registration Statement are unchanged and have been omitted.

Item 16. Exhibits.

A list of exhibits filed with this registration statement is set forth in the Exhibit Index, and such exhibits are incorporated into this Item 16 by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, on June 12, 2017.

MABVAX THERAPEUTICS HOLDINGS, INC.

By:	/s/ J. David Hansen
J. David Hansen
President and Chief Executive Officer (Principal executive officer)
By:	/s/ Gregory P. Hanson
Gregory P. Hanson
Chief Financial Officer (Principal financial and accounting officer)

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ J. David Hansen	Chairman of the Board, President and	June 12, 2017
J. David Hansen	Chief Executive Officer (Principal executive officer)

/s/ Gregory P. Hanson	Chief Financial Officer	June 12, 2017
Gregory P. Hanson	(Principal financial and accounting officer)

/s/ *	Director	June 12, 2017
Kenneth M. Cohen

/s/ *	Director	June 12, 2017
Philip O. Livingston, M.D.

/s/ *	Director	June 12, 2017
Paul V. Maier

/s/ *	Director	June 12, 2017
Jeffrey V. Ravetch, M.D., Ph.D.

/s/ *	Director	June 12, 2017
Thomas Varvaro

/s/ *	Director	June 12, 2017
Jeffrey Eisenberg

* By:	/s/ J. David Hansen
J. David Hansen, Attorney-in-Fact June 12, 2017

EXHIBIT INDEX

Exhibit No.	Description	Form	Filing Date/Period End	Exhibit Number

2.1	Agreement and Plan of Merger and Reorganization, dated May 12, 2014, between the Company, Tacoma Acquisition Corp., Inc. and MabVax Therapeutics, Inc.	8-K	5/12/2014	2.1

2.2	Amendment No.1, dated as of June 30, 2014, by and between the Company and MabVax Therapeutics, Inc.	8-K	7/1/2014	2.1

2.3	Amendment No.2 to the Agreement and Plan of Merger, dated July 7, 2014, by and among the Company, Tacoma Acquisition Corp. and MabVax Therapeutics, Inc.	8-K	7/9/2014	2.1

3.1	Amended and Restated Certificate of Incorporation	8-K	9/9/2014	3.1

3.2	Amended and Restated Bylaws	8-K	12/14/2007	3.2

3.3	Form of Certificate of Designations, Preferences and Rights of Series D Convertible Preferred Stock	8-K	3/26/2015	3.1

3.4	Form of Certificate of Designations, Preferences and Rights of Series E Convertible Preferred Stock	8-K	4/6/2015	4.2

3.5	Form of Certificate of Designations, Preferences and Rights of Series F Convertible Preferred Stock	8-K	8/17/2016	3.2

3.6	Form of Certificate of Designations, Preferences and Rights of Series G Convertible Preferred Stock	8-K	5/15/2017	3.1

3.7	Form of Certificate of Designations, Preferences and Rights of Series H Convertible Preferred Stock	8-K	5/3/2017	3.1

3.8	Form of Certificate of Amendment to Amended and Restated Certificate of Incorporation	8-K	8/17/2016	3.1

3.9	Form of Certificate of Designations, Preferences and Rights of Series I Convertible Preferred Stock	8-K	5/26/2017	3.1

5.1*	Opinion of Sichenzia Ross Ference Kesner LLP, as to the legality of the securities being registered

23.1	Consent of Independent Registered Public Accounting Firm	S-1	6/2/2017	23.1

23.2*	Consent of Sichenzia Ross Ference Kesner LLP (included as part of Exhibit 5.1)

24.1	Power of Attorney (included on the signature page to the registration statement)	S-1	6/2/2017

*	Filed herewith

Unless otherwise indicated, the above referenced exhibits are all incorporated by referenced herein from the original form on which such exhibit was originally filed.